FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR FIRST QUARTER 2018

Marlborough, Mass. (April 25, 2018) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $2.379 billion during the first quarter ended March 31, 2018. This represents growth of 10.1 percent on a reported basis, 6.2 percent on an operational1 basis and 5.2 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP earnings of $298 million or $0.21 per share (EPS), compared to GAAP earnings of $290 million or $0.21 per share a year ago, and achieved adjusted earnings per share of $0.33 for the period, compared to $0.29 a year ago.

“Our consistently strong performance reflects our team’s ongoing dedication to patients and customers,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “With our increasingly diversified portfolio and resilience in a rapidly-evolving global landscape, we are excited about our outlook.”

First quarter financial results and recent developments:

•
Reported first quarter sales of $2.379 billion, compared to the company's guidance range of $2.320 to $2.350 billion, representing an increase of 10.1 percent on a reported basis, 6.2 percent on an operational basis and 5.2 percent on an organic basis, all compared to the prior year period.

•
Reported GAAP earnings of $0.21 per share compared to the company's guidance range of $0.19 to $0.22 per share. Achieved adjusted earnings per share of $0.33 compared to the guidance range of $0.30 to $0.32 per share.

•
Created Rhythm and Neuro segment, which includes Cardiac Rhythm Management (CRM), Electrophysiology and Neuromodulation (previously included in the MedSurg segment), to align the company's business and organizational structure focused on active implantable devices. Also combined the Middle East and Africa (MEA) organizations (previously included with Asia-Pacific) with Europe to create the EMEA region. These changes are effective January 1, 2018; year over year growth rates have been updated accordingly.

•	Achieved first quarter revenue growth in all segments, compared to the prior year period:

◦	MedSurg: 10.9 percent reported, 7.4 percent operational and organic

◦	Rhythm and Neuro: 10.2 percent reported, 6.4 percent operational and organic

◦	Cardiovascular: 9.5 percent reported, 5.2 percent operational and 2.7 percent organic

•	Delivered revenue growth in all regions, compared to the prior year period:

◦	U.S.: 4.8 percent reported, operational and organic

◦	EMEA (Europe, Middle East and Africa): 23.9 percent reported, 10.0 percent operational and 5.7 percent organic

◦	APAC (Asia-Pacific): 12.0 percent reported, 5.8 percent operational and organic

◦	Emerging Markets[3]: 22.6 percent reported, 17.2 percent operational and 16.7 percent organic

•
Attained new commercial and clinical milestones for the WATCHMAN™ Left Atrial Appendage Closure (LAAC) Device: reached the 50,000th global implant of the device and presented positive late-breaking clinical trial data from the SALUTE trial, designed to achieve regulatory approval of the WATCHMAN device in Japan, presented during a session at the 82nd Annual Scientific Meeting of the Japanese Circulation Society.

•
Achieved clinical milestone with the newer generation Ranger™ Drug Coated Balloon (DCB)[4] as data from the investigator-sponsored COMPARE-1 trial, the first randomized controlled head-to-head trial comparing two DCB technologies, were presented at the LINC Congress in Leipzig, Germany, suggesting comparable patency with lower dose Ranger DCB versus higher dose IN.PACT™ DCB (Medtronic) and that Ranger is an effective treatment option of femoral-popliteal artery disease.

•
Completed enrollment of more than 2,000 patients in the EVOLVE Short Dual Anti-Platelet Therapy (DAPT) study, a global, prospective trial designed to assess the safety of three-month DAPT in patients at high risk of bleeding who have undergone percutaneous coronary intervention with the SYNERGY Bioabsorbable Polymer stent system. Current medical guidelines provide physicians with limited data on appropriate DAPT duration for patients at high risk of bleeding.

•
Announced one-year data from the INTREPID study, the first and only prospective, double-blind, randomized, sham-controlled, multi-center study of deep brain stimulation (DBS) for advanced, levodopa responsive Parkinson’s disease in the U.S.; the study supported the recent U.S. Food and Drug Administration (FDA) approval of the VERCISE™ DBS System.

•
Acquired nVision Medical Corporation, a privately-held company which developed the first and only device cleared by the U.S. FDA to collect cells from the fallopian tubes, offering a potential platform for earlier diagnosis of ovarian cancer and the prevention of unnecessary surgeries to remove ovaries and fallopian tubes.

•
Entered into a definitive agreement to acquire NxThera, Inc., which has developed and commercialized the Rezûm® system, a minimally invasive therapy which would expand the company’s portfolio of treatment options for men with symptoms of benign prostatic hyperplasia (BPH).

•
Acquired Securus Medical Group, Inc., which will add a thermal esophageal monitoring system to the electrophysiology cardiac ablation portfolio that may prevent esophageal injury during atrial ablation procedures by offering real-time, accurate temperature sensing.

•
Acquired EMcision, Limited, expanding the endoscopy portfolio to include the Habib™ EndoHPB probe, a novel endoscopic device which uses radiofrequency bipolar energy to ablate malignant and benign tissue and reduce duct obstruction to help physicians in their treatment and palliative care of patients with pancreaticobiliary cancers.

•	Completed a public offering of $1.0 billion aggregate principal amount of 4.000% senior notes due March 1, 2028.

•
Announced the company will host an investor event and webcast on May 11, 2018 to provide a presentation on and answer questions about the Cardiac Rhythm Management and Electrophysiology portfolio in connection with attendance at the 2018 Annual Heart Rhythm Society Scientific Sessions

in Boston, MA. The event is scheduled to begin at 12:15 p.m. EDT and adjourn at approximately 1:15 p.m. EDT, and will be accessible on the Investor Relations website.

1. Operational revenue growth excludes the impact of foreign currency fluctuations.
2. Organic revenue growth excludes the impact of foreign currency fluctuations and sales from the acquisition of Symetis SA.
3. We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.
4. Ranger DCB is an investigational device and not available for sale in the U.S. CE Marked.

Net sales for the first quarter by business and region:

			Change
	Three Months Ended March 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Significant Acquisitions	Organic Basis
(in millions)	2018	2017

Endoscopy	$418	$379	10.2%	4.0%	6.2%	—%	6.2%
Urology and Pelvic Health	293	262	11.8%	2.6%	9.2%	—%	9.2%
MedSurg*	711	641	10.9%	3.5%	7.4%	—%	7.4%
Cardiac Rhythm Management	493	463	6.5%	4.1%	2.4%	—%	2.4%
Electrophysiology	75	64	17.2%	5.7%	11.5%	—%	11.5%
Neuromodulation	169	141	19.3%	2.1%	17.2%	—%	17.2%
Rhythm and Neuro*	736	668	10.2%	3.8%	6.4%	—%	6.4%
Interventional Cardiology	645	590	9.3%	4.5%	4.8%	3.5%	1.3%
Peripheral Interventions	288	261	10.1%	4.1%	6.0%	—%	6.0%
Cardiovascular	933	851	9.5%	4.3%	5.2%	2.5%	2.7%

Net Sales	$2,379	$2,160	10.1%	3.9%	6.2%	1.0%	5.2%

*Prior period segment amounts revised in accordance with ASC 280, Segment Reporting, to reflect the reclassification of Neuromodulation from the MedSurg segment to the Rhythm and Neuro segment, effective January 1, 2018.

			Change
	Three Months Ended March 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Significant Acquisitions	Organic Basis
(in millions)	2018	2017

U.S.	$1,310	$1,249	4.8%	—%	4.8%	—%	4.8%
EMEA**	563	454	23.9%	13.9%	10.0%	4.3%	5.7%
APAC**	415	371	12.0%	6.2%	5.8%	—%	5.8%
Latin America and Canada	91	84	9.2%	(0.3)%	9.5%	0.9%	8.6%

Net Sales	$2,379	$2,160	10.1%	3.9%	6.2%	1.0%	5.2%

Emerging Markets	$255	$208	22.6%	5.4%	17.2%	0.5%	16.7%

**Regional totals reflect the reclassification of Middle East and Africa from the former AMEA region to Europe, effective January 1, 2018.

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of recent acquisitions with significant sales are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Second Quarter 2018

The company now estimates revenue for the full year 2018 to be in a range of $9.750 to $9.900 billion (compared to prior guidance of $9.650 to $9.800 billion), which versus the prior year period represents a growth range of approximately 8 to 10 percent on a reported basis and growth of approximately 5 to 7 percent on an organic basis excluding the impact of foreign currency fluctuations and contribution of approximately 40 basis points from Symetis. The company now estimates income on a GAAP basis in a range of $0.90 to $0.94 per share (compared to prior guidance of $0.93 to $0.98 per share) and estimates adjusted earnings, excluding amortization expense, intangible asset impairment charges, acquisition-related, restructuring and restructuring-related net charges (credits), investment impairment charges and certain discrete tax items, in a range of $1.37 to $1.41 per share (compared to prior guidance of $1.35 to $1.39 per share).

The company estimates sales for the second quarter of 2018 to be in a range of $2.450 to $2.500 billion, which versus the prior year period represents a growth range of approximately 9 to 11 percent on a reported basis and a growth range of approximately 5 to 7 percent on an organic basis, excluding the impact of foreign currency fluctuations and contribution of approximately 70 basis points from Symetis. The company estimates earnings on a GAAP basis in a range of $0.21 to $0.23 per share and adjusted earnings, excluding amortization expense, acquisition-related and restructuring and restructuring-related net charges (credits), in a range of $0.33 to $0.35 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. EDT. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend," "aiming" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP, operational and organic revenue growth rates, GAAP earnings and adjusted earnings for the second quarter and full year 2018, our financial performance, our business plans and our positioning for revenue and earnings growth. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions, clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring program, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars. Prior year balances were subject to rounding.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Kate Haranis	Investors:	Susie Lisa, CFA
	508-683-6585 (office)		508-683-5565 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
in millions, except per share data	2018	2017

Net sales	$2,379	$2,160
Cost of products sold	672	650
Gross profit	1,707	1,510

Operating expenses:
Selling, general and administrative expenses	860	794
Research and development expenses	261	235
Royalty expense	18	17
Amortization expense	141	143
Intangible asset impairment charges	1	—
Contingent consideration expense (benefit)	5	(50)
Restructuring charges (credits)	13	4
Litigation-related net charges (credits)	—	3
	1,300	1,146
Operating income (loss)	407	364

Other income (expense):
Interest expense	(61)	(57)
Other, net	(23)	(2)
Income (loss) before income taxes	323	305
Income tax expense (benefit)	26	15
Net income (loss)	$298	$290

Net income (loss) per common share - basic	$0.22	$0.21
Net income (loss) per common share - assuming dilution	$0.21	$0.21

Weighted-average shares outstanding
Basic	1,376.5	1,365.4
Assuming dilution	1,396.8	1,390.2

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended March 31, 2018
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$672	$860	$261	$407	$323	$298	$0.21
Non-GAAP adjustments:
Amortization expense	—	—	—	141	141	119	0.08
Intangible asset impairment charges	—	—	—	1	1	1	0.00
Acquisition-related net charges (credits)	(6)	(7)	(7)	25	25	20	0.01
Restructuring and restructuring-related net charges (credits)	(7)	(8)	—	28	28	22	0.02
Investment impairment charges	—	—	—	—	5	5	0.00
Tax Cuts and Jobs Act net charges	—	—	—	—	—	(9)	(0.01)
Adjusted net income	$659	$846	$254	$603	$524	$455	$0.33

	Three Months Ended March 31, 2017
in millions, except per share data	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$650	$794	$235	$364	$305	$290	$0.21
Non-GAAP adjustments:
Amortization expense	—	—	—	143	143	122	0.09
Acquisition-related net charges (credits)	(3)	(11)	(3)	(33)	(33)	(32)	(0.02)
Restructuring and restructuring-related net charges (credits)	(12)	(3)	—	19	19	15	0.01
Litigation-related net charges (credits)	—	—	—	3	3	2	0.00
Adjusted net income	$635	$780	$232	$496	$437	$397	$0.29

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
PRIOR YEAR RECLASSIFIED SALES INFORMATION BY BUSINESS AND REGION
(Unaudited)

NET SALES BY BUSINESS

	Three Months Ended			Year Ended
(in millions)	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017

Endoscopy	$400	$403	$436	$1,619
Urology and Pelvic Health	280	274	308	1,124
MedSurg*	680	676	745	2,742
Cardiac Rhythm Management	480	463	488	1,895
Electrophysiology	67	71	77	278
Neuromodulation	154	154	186	635
Rhythm and Neuro*	700	689	751	2,808
Interventional Cardiology	603	589	636	2,419
Peripheral Interventions	273	268	277	1,081
Cardiovascular	876	857	913	3,500

Net Sales	$2,257	$2,222	$2,408	$9,048

*Prior period segment amounts revised in accordance with ASC 280, Segment Reporting, to reflect the reclassification of Neuromodulation from the MedSurg segment to the Rhythm and Neuro segment, effective January 1, 2018.

NET SALES BY REGION

	Three Months Ended			Year Ended
(in millions)	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017

U.S.	$1,291	$1,257	$1,364	$5,162
EMEA**	482	474	529	1,940
APAC**	393	401	423	1,587
Latin America and Canada	90	91	94	358

Net Sales	$2,257	$2,222	$2,408	$9,048

**Regional totals reflect the reclassification of Middle East and Africa from the former AMEA region to Europe, effective January 1, 2018.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED REVENUE NON-GAAP GROWTH RATES AND NON-GAAP NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

Q2 and Full Year 2018 Estimated Revenue Growth Rates

	Q2 2018 Estimate		Full Year 2018 Estimate		Prior Full Year 2018 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
Estimated GAAP sales growth	9%	11%	8%	10%	7%	8%
Less: Estimated impact of foreign currency fluctuations and significant acquisitions	4%	4%	3%	3%	2%	2%
Estimated sales growth, organic*	5%	7%	5%	7%	5%	6%

*Excludes contribution of approximately 70 basis points for the second quarter and 40 basis points for the full year from Symetis. Prior Full Year 2018 Estimate excluded contribution of 30 basis points from Symetis.

Q2 and Full Year 2018 Earnings per Share Guidance

	Q2 2018 Estimate		Full Year 2018 Estimate		Prior Full Year 2018 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results	$0.21	$0.23	$0.90	$0.94	$0.93	$0.98

Estimated amortization expense	0.08	0.08	0.35	0.35	0.33	0.33
Estimated acquisition-related net charges (credits)	0.02	0.02	0.05	0.05	0.02	0.02
Estimated restructuring and restructuring-related net charges (credits)	0.02	0.02	0.08	0.08	0.07	0.06
Intangible asset impairment charges	—	—	0.00	0.00	—	—
Investment impairment charges	—	—	0.00	0.00	—	—
Tax Cuts and Jobs Act net charges	—	—	(0.01)	(0.01)	—	—

Adjusted results	$0.33	$0.35	$1.37	$1.41	$1.35	$1.39

Prior Guidance Estimate - Q1 2018 Earnings per Share

	Q1 2018 Estimate
	(Low)	(High)
GAAP results	$0.19	$0.22

Estimated amortization expense	0.08	0.08
Estimated acquisition-related net charges (credits)	0.01	0.01
Estimated restructuring and restructuring-related net charges (credits)	0.02	0.01

Adjusted results	$0.30	$0.32

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (earnings) and adjusted net income (earnings) per share that exclude certain amounts, operational net sales, which exclude the impact of foreign currency fluctuations and organic net sales, which exclude the impact of foreign currency fluctuations and the impact of recent acquisitions with significant sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (earnings) and adjusted net income (earnings) per share we exclude certain charges (credits) from GAAP net income, including amortization expense, intangible asset impairment charges, acquisition-related net charges (credits), restructuring and restructuring-related net charges (credits), litigation-related net charges (credits), certain investment impairment charges and certain discrete tax items, including net income tax charges resulting from the enactment of the Tax Cuts and Jobs Act in December 2017. Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income and adjusted net income per share is GAAP net income and GAAP net income per share.

To calculate operational net sales, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. To calculate organic net sales, we remove the impact of recent acquisitions with significant sales from operational net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. With the exception of the impact of recent acquisitions with significant sales, the adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share, operational net sales and organic net sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.